EXHIBIT 23.1

INDEPENDENT REGISTERED PUBLIC ACCOUNTANT CONSENT

I hereby consent to the use of our report dated October 21, 2015 relating to the financial statements of Punto Group, Corp. that are included in the Company’s annual report on Form 10-K for the fiscal year ending September 30, 2015.

Dated:  October 21, 2015

________________________________

David Lee Hillary, Jr.

5797 East 169th Street, Suite 100

Noblesville, IN 46062

317-222-1416

5797 East 169th Street Noblesville, IN 46062  317-222-1416  www.HillaryCPAgroup.com